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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                          Frisch's Restaurants, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Regisration Statement No:

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     3) Filing Party:

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     4) Date Filed:

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[FRISCH'S LOGO]

                           September 6, 1996


Dear Fellow Shareholders:

Enclosed is our 1996 Annual Report. The Proxy Statement for our upcoming Annual Meeting of Shareholders to be held on October 7, 1996, will be mailed to you shortly.

Your company has been notified that a group, calling itself "Wolverine Partners" and led by Jerry L. Ruyan and Barry S. Nussbaum, is planning to solicit proxies for its own slate of nominees in opposition to management's nominees at the Annual Meeting. They have also indicated that they intend to present two proposals to amend the Company's Code of Regulations. As a result, you may receive calls or material from this group.

MR. RUYAN, MR. NUSSBAUM AND THEIR GROUP DO NOT REPRESENT MANAGEMENT. Your Board vigorously opposes their efforts and strongly urges you to reject any overtures from them. Please do not sign or retain any proxy that you may receive from the group until you have received full information from management and your Board of Directors.

Management and your Board of Directors remain totally committed to protecting and enhancing the value of your investment in our company. We appreciate your continued support.

                                     On Behalf of the Board of Directors.

                                     /s/ Jack C. Maier
                                     ------------------------------------
                                     Jack C. Maier, Chairman of the Board


IMPORTANT: IF YOU HAVE ANY QUESTIONS REGARDING THIS LETTER, PLEASE CALL ME OR OUR PROXY SOLICITOR, GEORGESON & COMPANY, INC. AT 1-800-223-2064

    FRISCH'S RESTAURANTS INC. - 2800 GILBERT AVENUE - CINCINNATI, OHIO 45206
                     513-961-2660 - FAX NO. 513-559-5160